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                                                                    Exhibit 11.1


                             TRANSITION SYSTEMS, INC
                        COMPUTATION OF EARNINGS PER SHARE

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

For the three month period ended:                     June 30, 1997      June 30, 1996
                                                      -------------      -------------

Weighted averages shares outstanding:

   Common stock outstanding ...........................  17,433,000         15,638,000
   Common stock equivalent ............................   3,029,000          3,991,000
   Weighted average number of common shares
     and common equivalent shares outstanding (1) .....  20,462,000         19,629,000
                                                        ===========       ============

Net income:
   Net income before extraordinary item ............... $ 3,562,000       $  2,870,000
   Extraordinary item .................................          --         (2,149,000)
   Net income allocable to common
    stockholders ...................................... $ 3,562,000       $    128,000

Earnings per share:
   Net income before extraordinary item ............... $      0.17       $       0.15
   Extraordinary item .................................          --              (0.11)
   Net income allocable to common
    stockholders ...................................... $      0.17       $       0.01

For the nine months ended:

Weighted averages shares outstanding:
   Common stock outstanding ...........................  17,306,000         11,951,000
   Common stock equivalent ............................   3,168,000          3,980,000
   Weighted average number of common shares
     and common equivalent shares outstanding (1) .....  20,474,000         15,931,000
                                                        ===========       ============

Net income:
   Net income before extraordinary item ............... $ 7,528,000       $  3,139,000
   Extraordinary item .................................          --         (2,149,000)
   Net income allocable to common
    stockholders ...................................... $ 7,528,000       $    397,000

Earnings per share:
   Net income before extraordinary item ............... $      0.37       $       0.20
   Extraordinary item .................................          --              (0.13)
   Net income allocable to common
    stockholders ...................................... $      0.37       $       0.02


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(1)  Gives effect to the Recapitalization. See Note 9 of Notes to Consolidated
     Financial Statements for the fiscal year ended September 30, 1996 which are contained in the Company's Annual Report on Form 10-K for such fiscal year, File No. 0-28182.